Exhibit 10.27

PROFITS INTEREST AWARD AGREEMENT

Wheels Up Partners Holdings LLC Equity Incentive Plan [VIII]

Series [●] Interests

THIS PROFITS INTEREST AWARD AGREEMENT (this “Agreement”) is made as of the grant date specified on the signature page hereto (the “Grant Date”), among Wheels Up Partners Holdings LLC, a Delaware limited liability company (the “Company”), Wheels Up MIP LLC, a Delaware limited liability company (“MIP LLC”), and the recipient identified on the signature page hereto (“Recipient”). Certain definitions are set forth in Section 7 of this Agreement. Capitalized terms used but not otherwise defined shall have the meaning given thereto in the Plan.

WHEREAS, the Company has adopted the Plan, pursuant to which Interests in MIP LLC may be awarded to designated recipients from time to time;

WHEREAS, the Recipient is employed by or otherwise provides services as a consultant to the Company or an Affiliate thereof; and

WHEREAS, the Company has determined that it would be in the best interests of the Company to make the award of Profits Interests provided for herein to the Recipient pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.                 Profits Interests.

(a)               Issuance. Upon the execution of this Agreement, MIP LLC will issue to Recipient the total number of Profits Interests set forth on the signature page hereto with a Participation Threshold as set forth on the signature page hereto.

(b)               Operating Agreement. By executing and delivering this Agreement, the Recipient hereby agrees to become a party to, to be bound by, and to comply with the provisions of the MIP LLC Operating Agreement (including, for the avoidance of doubt, this Agreement) in the same manner as if the undersigned were an original signatory thereto. In connection therewith, effective as of the date hereof the undersigned hereby makes the representations and warranties contained in the MIP LLC Operating Agreement.

(c)               Election. Within 30 days after the issuance to Recipient of Profits Interests pursuant to this Agreement, Recipient may make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. The form for making thE section 83(b) election is attached to this agreement as Exhibit A and Recipient (and not MIP LLC, the Company or any of its agents) shall be solely responsible for appropriately filing such form, even if Recipient requests MIP LLC, the company or its agents to make this filing on Recipient’s behalf.

(d)              Representations. In connection with the issuance of the Profits Interests pursuant hereto, Recipient represents and warrants to the Company and MIP LLC that:

   (i)               The Profits Interests to be issued to Recipient pursuant to this Agreement will be acquired for investment purposes for Recipient’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Profits Interests will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

   (ii)              Recipient is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Profits Interests, which investment involves a high degree of risk;

   (iii)             Recipient is able to bear the economic risk of his, her or its investment in the Profits Interests for an indefinite period of time because the Profits Interests have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

   (iv)             Recipient has had an opportunity to ask questions and receive answers concerning the terms and conditions of the issuance of the Profits Interests and has had full access to such other information concerning the Company and MIP LLC as he, she or it has requested;

   (v)              This Agreement and each of the other agreements contemplated hereby and to which Recipient is a party constitute legal, valid and binding obligations of Recipient, enforceable in accordance with their terms, and the execution, delivery and performance of this Agreement and such other agreements by Recipient does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Recipient is a party or any judgment, order or decree to which Recipient is subject;

   (vi)             Recipient understands that the valuation of the Profits Interests reflects MIP LLC’s fair appraisal of their worth, but that it remains possible that the IRS may successfully assert that the value of the Profits Interests on the date hereof exceeds MIP LLC’s appraisal and, in such event, any additional value ascribed to the Profits Interests by such an IRS determination will constitute ordinary income to Recipient as of the date hereof and any additional taxes and interest due will be the sole responsibility of Recipient;

   (vii)            Recipient is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement which conflicts with the obligations set forth in this Agreement; and

   (viii)           Recipient is a resident of the state set forth on the signature page hereto.

   (ix)              If Recipient has checked the “accredited investor” box on the signature page hereto or if Recipient is an entity, Recipient qualifies as an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act (a copy of which rule is attached hereto as Annex 1) and has such knowledge and experience in financial and business matters to evaluate the merits and risks of the acquisition of the Profits Interests and has the capacity to protect his, her or its own interests in connection with such acquisition. Recipient has no reason to anticipate any material change in his, her or its personal financial condition for the foreseeable future.

(e)               No Right to Continue Performing Services. As an inducement for the Company to commit to award, and MIP LLC to issue, the Profits Interests to Recipient, and as a condition thereto, Recipient acknowledges and agrees that neither any future issuance of equity of MIP LLC or any Affiliate to Recipient nor any provision contained herein or in the MIP LLC Operating Agreement shall entitle Recipient to remain in the service of the Company or any of its subsidiaries, or affect the right of the Company or any subsidiary, to terminate Recipient’s services at any time for any reason.

(f)                Spousal Consent. Concurrently with the execution of this Agreement, if Recipient is lawfully married and subject to the laws of a community property state, Recipient’s spouse shall execute the consent in the form of Exhibit B attached hereto.

2.                 Vesting of Profits Interests.

(a)               Vesting. The Profits Interests issued hereunder will vest in four equal annual installments on the dates set forth on the signature page hereto, in each case subject to Recipient’s continued employment or service with the Company (or one of its subsidiaries) at all times from the Grant Date through each such annual vesting date. Profits Interests which have become vested hereunder are referred to herein as “Vested Interests,” and all other Profits Interests are referred to herein as “Unvested Interests.” In the event Recipient ceases to perform services for the Company or one of its subsidiaries for any reason (a “Separation”), no further Profits Interests granted to Recipient shall become Vested Interests and each Unvested Interest will be immediately forfeited by Recipient to the Company for no consideration; provided, however, that, if Recipient is an employee of the Company or its subsidiaries, upon a termination of employment by the Company without Cause, any Profits Interests that are scheduled to vest within six months following the date of such termination shall vest as if no such termination has occurred.

(b)             Acceleration. Upon the occurrence of a Change of Control, all Profits Interests that have not yet become vested shall become vested at the time of such Change of Control, if (i) at all times from the Grant Date through the Change of Control, Recipient is performing services for the Company or one of its subsidiaries, or (ii) Recipient is an employee of the Company or its subsidiaries and his or her employment was terminated by the Company without Cause following the announcement of a Change of Control transaction and that transaction closes within six months following the date of termination of Recipient’s employment.

3.                 Repurchase Option.

(a)               Right of Repurchase. In the event that Recipient’s employment or service terminates for any reason, all Vested Interests (whether held by Recipient or one or more of Recipient’s permitted transferees, other than the Company and MIP LLC) will be subject to repurchase by MIP LLC pursuant to the terms and conditions set forth in this Section 3 (the “Repurchase Option”). MIP LLC may assign its repurchase rights set forth in this Section 3 to any Person.

(b)               Repurchase Price for Profits Interests. The purchase price for each Vested Interest to be repurchased pursuant to Section 3(a) above will be the Repurchase Value for such Interest.

(c)               Timing. In the event of a termination, MIP LLC may elect to purchase all or any portion of the Vested Interests by delivering written notice (the “Repurchase Notice”) to the holder or holders of the Vested Interests within thirty (30) days after the Separation. The Repurchase Notice will set forth the number of Vested Interests to be acquired from each holder, the aggregate consideration to be paid for such securities and the time and place for the closing of the transaction. The Vested Interests to be repurchased by MIP LLC shall first be satisfied to the extent possible from the Vested Interests held by Recipient at the time of delivery of the Repurchase Notice. If the number of the Vested Interests then held by Recipient is less than the total number of the Vested Interests which MIP LLC has elected to purchase, MIP LLC shall purchase the remaining Vested Interests elected to be purchased from the other holder(s) of the Vested Interests under this Agreement, pro rata according to the number of the Vested Interests held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest interest).

(d)               Closing. The closing of the purchase of the Vested Interests pursuant to the Repurchase Option shall take place on the date designated by MIP LLC in the Repurchase Notice, which date shall not be more than two (2) weeks nor less than two (2) business days after the delivery of such notice. The Company and MIP LLC will be entitled to receive customary representations and warranties from the sellers of the Vested Interests (including representations and warranties regarding good title to the Vested Interests, the absence of any liens on such title or other encumbrances with respect to the Transfer of the Vested Interests and the ability of such sellers to consummate the sale).

(e)               Limitations. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of the Vested Interests by MIP LLC shall be subject to applicable restrictions contained in the Delaware Limited Liability Company Act and as may be required by other parties in MIP LLC’s, the Company’s or any subsidiaries’ equity financing agreements and agreements evidencing indebtedness for borrowed money, if any. If any such restrictions prohibit the repurchase of the Vested Interests hereunder which MIP LLC is otherwise entitled to make, MIP LLC may make such repurchases as soon as it is permitted to do so under such restrictions.

4.                 Restrictions on Transfer of Profits Interests. Recipient shall not Transfer any interest in any Unvested Interests. Recipient shall not Transfer any interest in any Vested Interests, except as permitted by the MIP LLC Operating Agreement, and in the event of any such Transfer (A) the restrictions herein and in the MIP LLC Operating Agreement will continue to be applicable to the Profits Interests irrespective of such Transfer and (B) any transferee shall be required to execute and deliver to MIP LLC an executed joinder agreement to the MIP LLC Operating Agreement and agree to all repurchase rights of MIP LLC contained herein. Recipient acknowledges that the MIP LLC Operating Agreement separately imposes restrictions on the Transfer of the Profits Interests.

5.                 Opinion of Counsel for Transfer of Profits Interests. In addition to the restrictions on transfer in Section 4 hereof and in the MIP LLC Operating Agreement, no holder of Profits Interests may transfer any Profits Interests (except pursuant to an effective registration statement under the Securities Act) without first delivering to MIP LLC an opinion of counsel (reasonably acceptable in form and substance to the MIP LLC) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such Transfer, unless the Company and MIP LLC both waive the requirement of an opinion of counsel.

6.                 Registration. Recipient understands that the Profits Interests are not currently being registered under the Securities Act by reason of their contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Rule 506 or Rule 701 (or Section 4(a)(2)) thereof. Recipient further agrees that Recipient will not sell or otherwise dispose of the Profits Interests unless such sale or other disposition has been registered or is exempt from registration under the Securities Act and has been registered or qualified or is exempt from registration or qualification under applicable securities laws of any state.

7.                 Definitions.

“Affiliate” has the meaning set forth in the MIP LLC Operating Agreement.

“Board” means the Board of Directors of the Company.

“Cause” means (i) Recipient’s theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or of an Affiliate, Recipient’s perpetration or attempted perpetration of fraud, or Recipient’s participation in a fraud or attempted fraud, on the Company or an Affiliate or Recipient’s unauthorized appropriation of, or Recipient’s attempt to misappropriate, any tangible or intangible assets or property of the Company or an Affiliate; (ii) any act or acts by Recipient of disloyalty, dishonesty, misconduct, moral turpitude, or any other act or acts by Recipient injurious to the interest, property, operations, business or reputation of the Company or an Affiliate; (iii) Recipient’s commission of a felony or any other crime the commission of which results in injury to the Company or an Affiliate; or (iv) any violation of any restriction on the disclosure or use of confidential information of the Company or an Affiliate, client, customer, prospect, or merger or acquisition target, or on competition with the Company or an Affiliate or any of its businesses as then conducted.

“Change of Control” has the meaning set forth in the Operating Agreement.

“Initial Public Offering” has the meaning set forth in the Operating Agreement.

“IRS” means Internal Revenue Service.

“Member” has the meaning set forth in the MIP LLC Operating Agreement.

“MIP LLC Operating Agreement” means the Amended & Restated Limited Liability Company Agreement of MIP LLC dated as of December 22, 2016, as the same may be amended from time to time.

“Operating Agreement” means the Sixth Amended and Restated Limited Liability Company Agreement of the Company dated as of January 17, 2020, as the same may be amended from time to time.

“Participation Threshold” means the value of the Company as of the date of issuance, above which the Recipient shall have the right to participate in distributions attributable to the income and growth of the Company from and after the date of issuance.

“Person” has the meaning set forth in the MIP LLC Operating Agreement.

“Plan” means the Wheels Up Partners Holdings LLC Equity Incentive Plan [VIII].

“Profits Interests” means Series [●] Interests in MIP LLC, which such interests are intended to be partnership profits interests within the meaning of Revenue Procedure 93-27 as supplemented by Revenue Procedure 2001-43.

“Repurchase Value” means the fair market value of the Vested Interests being repurchased as of the date of termination of employment or service as determined by the Board in good faith, less any distributions paid with respect to such Vested Interests after such date.

“Securities Act” means the Securities Act of 1933, as amended from time to time (and the rules and regulations promulgated thereunder).

“Transfer” has the meaning set forth in the MIP LLC Operating Agreement.

8.                 Notices. Any notice, consent, waiver and other communications required or permitted pursuant to the provisions of this Agreement must be in writing and will be deemed to have been properly given (a) when delivered by hand; (b) when sent by facsimile (with acknowledgment of complete transmission), provided that a copy is mailed by U.S. certified mail, return receipt requested; (c) three (3) days after sent by certified mail, return receipt requested; or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below:

If to the Company:

Wheels Up Partners Holdings LLC

601 West 26th Street, Suite 900

New York, New York 10001

Attn: Kate O’Malley, SVP, Legal & Corporate Development

Email: komalley@wheelsup.com

With a copy to (which shall not constitute notice):

Arnold & Porter Kaye Scholer LLP

250 West 55th Street

New York, New York 10019

Attn: John Geelan and Thomas Yadlon

Email: john.geelan@arnoldporter.com and

            thomas.yadlon@ arnoldporter.com

If to MIP LLC:

Wheels Up MIP LLC

601 West 26th Street, Suite 900

New York, New York 10001

Attn: Kate O’Malley

Email: komalley@wheelsup.com

With a copy to (which shall not constitute notice):

Arnold & Porter Kaye Scholer LLP

250 West 55th Street

New York, New York 10019

Attn: John Geelan and Thomas Yadlon

Email: john.geelan@ arnoldporter.com and

            thomas.yadlon@ arnoldporter.com

If to Recipient:

To the address set forth on the signature page hereto.

Each party will be entitled to specify a different address for the receipt of subsequent notices by giving written notice thereof to the other party in accordance with this Section 8.

9.                 General Provisions.

(a)               Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Profits Interests in violation of any provision of this Agreement shall be null and void, and MIP LLC shall not record such Transfer on its books or treat any purported transferee of such Profits Interests as the owner of such securities for any purpose.

(b)               Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)               Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)               Counterparts. This Agreement may be executed in separate counterparts (including by facsimile, electronic transmission or electronic signature), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e)               Successors and Assigns.

   (i)               All Profits Interests will continue to be Profits Interests in the hands of any holder other than Recipient, including any of Recipient’s transferees permitted hereunder and under the MIP LLC Operating Agreement (except for MIP LLC and the Company and except for transferees in an Initial Public Offering or pursuant to a Change of Control). Except as otherwise provided herein, each such other holder of Profits Interests will succeed to all rights and obligations attributable to Recipient as a holder of Profits Interests hereunder.

   (ii)              Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Recipient, MIP LLC, the Company and their respective successors and assigns (including subsequent holders of Profits Interests); provided that the rights and obligations of Recipient under this Agreement shall not be assignable without the written consent of the Company and MIP LLC.

(f)                Choice of Law/Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to its conflict of law provisions. Recipient, MIP LLC and the Company each hereby irrevocably submits to the jurisdiction of any New York state or federal court sitting in the County of New York, State of New York, in any action or proceeding arising out of or relating to this Agreement, and Recipient, MIP LLC and the Company hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Recipient, MIP LLC and the Company each hereby irrevocably waive, to the fullest extent permitted by law, any objection which he, she or it may now or hereafter have to the laying of the venue of any such action or proceeding brought in any such court, and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(g)               Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(h)               Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, MIP LLC and Recipient. No cause of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

(i)                Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(j)                Indemnification and Reimbursement of Payments on Behalf of Recipient. MIP LLC, the Company and its subsidiaries shall be entitled to deduct or withhold from any amounts owing from MIP LLC, the Company or any subsidiaries to Recipient any federal, state, local or foreign withholding taxes, excise taxes or employment taxes (“Taxes”) imposed with respect to Recipient’s compensation or other payments from MIP LLC, the Company or any subsidiaries or Recipient’s ownership interest in MIP LLC, including, but not limited to, bonuses, dividends, the receipt or exercise of options and/or the receipt or vesting of restricted equity. Recipient shall indemnify MIP LLC, the Company and its subsidiaries for any amounts paid with respect to any such Taxes, together with any interest, penalties and expenses related thereto.

(k)               Termination. This Agreement shall survive the termination of Recipient’s service relationship with the Company or any subsidiary and shall remain in full force and effect after such termination.

(l)                Generally Accepted Accounting Principles. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with United States generally accepted accounting principles, consistently applied.

(m)              Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

(n)               Clawback. Notwithstanding anything herein or in the Plan or in any other agreement to the contrary, any grant, exercise, payment, delivery or transfer made pursuant to this Agreement which is subject to recovery under any law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act), government regulation, stock exchange listing requirement or policy of the Company or any related entity implemented pursuant to any of the foregoing will be subject to such clawbacks or deductions as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or policy.

(o)               Recapitalizations, Exchanges, etc. The provisions of any award agreement pursuant to which Recipient has been granted profits interests in MIP LLC (including this Agreement) shall apply, to the full extent set forth in such agreement, with respect to any and all equity securities of MIP LLC or any affiliate or any successor or assign thereof (whether by conversion, merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of such profits interests, by reason of a distribution, interest split, interest issuance, reverse interest split, combination, recapitalization, reclassification, conversion, merger, consolidation or otherwise. Upon the occurrence of any such events, amounts and the provisions of such agreements shall be appropriately adjusted by the Board.

(p)               Approval. If Recipient holds any interests in MIP LLC that were issued prior to the Grant Date, Recipient hereby consents to the adoption of the Plan.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Profits Interest Award Agreement as of the date first written above.

Wheels Up Partners Holdings LLC

By:
Name: Kenneth Dichter
Title: Chief Executive Officer

Wheels Up MIP LLC

By:
Name: Kenneth Dichter
Title: CEO of its Managing Member

Recipient
[●]

Grant Date: [●], 202_

Number of Profit Interests: [●]

Participation Threshold: $[●]

Vesting Schedule:
[●], 202_: 25%
[●], 202_: 25%
[●], 202_: 25%
[●], 202_: 25%
Address for Notices:

State of Residence: [●]

Accredited Investor? ☐ Yes ☐ No (See Annex 1)

[Signature Page to Profits Interest Award Agreement]

EXHIBIT A

83(b) ELECTION

(Attached)

IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, THE FILING OF SUCH ELECTION IS YOUR RESPONSIBILITY.

the form for making this section 83(B) election is attached to this agreement as Exhibit a.

YOU MUST FILE THIS FORM WITHIN 30 DAYS OF THE ISSUANCE OF THE INTERESTS.

YOU (and not MIP LLC, the Company or any of its agents) shall be solely responsible for filing such form WITH THE IRS, even if YOU request MIP LLC, the company or its agents to make this filing on YOUR behalf and even if MIP LLC, the company or its agents have previously made this filing on YOUR Behalf.

The election should be filed by mailing a signed election form by certified mail, return receipt requested to the IRS Service Center where you file your tax returns. See <www.irs.gov>

ELECTION TO INCLUDE VALUE

OF

RESTRICTED PROPERTY IN GROSS INCOME

IN YEAR OF TRANSFER UNDER CODE § 83(b)

The undersigned (the “Taxpayer”) hereby elects pursuant to § 83(b) of the Internal Revenue Code of 1986, as amended, to include in his, her or its gross income as compensation for services, the excess (if any) of the fair market value of the interests described below over the amount paid for those interests.

1.           The name, address and taxpayer identification number of the Taxpayer are:

Name:

Address:

SSN:

2.           Description of property with respect to which the election is being made:

[●] Membership Interests (the “Profits Interests”) in Wheels Up MIP LLC, a Delaware limited liability company (the “Company”).

3.           The date on which property was transferred is[●], 202_.

The taxable year to which this election relates is calendar year 202_.

4.           The nature of the restriction(s) to which the property is subject is:

A.     The Profits Interests are not transferable except as permitted by a Profits Interest Award Agreement and the Limited Liability Company Agreement of the Company, as amended from time to time. Transferees are generally subject to the same restrictions as are imposed on their transferors.

B.      If the Taxpayer’s employment or service with Wheels Up Partners Holdings LLC and its subsidiaries is terminated (for any reason or no reason), prior to certain specified time periods (the last day of each such period, a “Vesting Date”), a portion of the Profits Interests will be subject to forfeiture. On each specified Vesting Date the restrictions with respect to a portion of the Profits Interests subject to forfeiture will lapse and such portion will then generally be repurchasable at its fair market value upon termination of employment or service.

2

5.           Fair market value:

The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $0.00.

6.           Amount paid for property:

The amount paid by Taxpayer for said property is $0.00.

7.           Amount to include in gross income:

The amount to include in gross income is $0.00. (The result of the amount reported in Item 5 minus the amount reported in Item 6).

8.           Furnishing statement to employer:

A copy of this statement has been furnished to the employer or service recipient

The undersigned Taxpayer will file this election with the Internal Revenue Service office with which the Taxpayer files his, her or its annual Federal income tax returns not later than thirty (30) days after the date of transfer of the property. This filing should be made by registered or certified mail, return receipt requested. The Taxpayer should retain a copy of the completed form for his, her or its records. The undersigned Taxpayer is the person performing the services in connection with which the property was transferred.

Dated:                                       , 202_

Name:

EXHIBIT B

SPOUSAL CONSENT*

The undersigned spouse of [●] (“Recipient”) hereby acknowledges that I have read the foregoing Profits Interest Award Agreement executed by Recipient, and that I understand its content. I am aware that the foregoing Profits Interest Award Agreement provides for the sale or repurchase of my spouse's Profits Interests under certain circumstances and/or impose other restrictions on such securities (including, without limitation, restrictions on transfer). I agree that my spouse's interest in these securities is subject to these restrictions and any interest that I may have in such securities shall be irrevocably bound by the Profits Interest Award Agreement and further, that my community property interest, if any, shall be similarly bound by the Profits Interest Award Agreement.

                                                          Date                      , 20

Spouse’s Name:

                                                          Date                      , 20

Witness’ Name:

* Required only if Recipient resides in a community property state (Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin).

ANNEX 1

ACCREDITED INVESTOR QUESTIONNAIRE

The following are “accredited investors” for purposes of the offering and sale of securities:

a)	any bank as defined in section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”) if the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

b)	any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

c)	any organization described in Section 501(c)(3) of the Internal Revenue Code (the “Code”), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

d)	any director, executive officer, or general partner of the Company;

e)	any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000, at the time of this purchase;[1]

f)	i)	any natural person who had an individual income in excess of $200,000 in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year; or

ii)	any natural person who had joint income with that person's spouse in excess of $300,000 in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year;

g)	any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act; or

h)	any entity in which all of the equity owners are accredited investors meeting one or more of the tests under subparagraphs (a) - (g).

1 For purposes of calculating net worth, (A) the person’s primary residence shall not be included as an asset, (B) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability) and (C) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.